EXHIBIT 10.10
================================================================================







                                 LOAN AGREEMENT

                           Dated as of October 1, 1998

                                     Between

                       77 West Wacker Limited Partnership

                                   as Borrower

                                       and

                         LEHMAN BROTHERS HOLDINGS INC.,

                        DOING BUSINESS AS LEHMAN CAPITAL,

                   A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                    as Lender

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION...............................   1
    Section 1.1    Definitions............................................   1
    Section 1.2    Principles of Construction.............................  10

II. GENERAL TERMS.........................................................  10
    Section 2.1    Loan Commitment; Disbursement to Borrower..............  10
            2.1.1  The Loan...............................................  10
            2.1.2  Disbursement to Borrower...............................  11
            2.1.3  The Note, Mortgage and Loan Documents..................  11
            2.1.4  Use of Proceeds........................................  11
    Section 2.2    Interest; Loan Payments; Late Payment Charge...........  11
            2.2.1  Interest Generally.....................................  11
            2.2.2  Interest Calculation...................................  11
            2.2.3  Determination of Interest Rate.........................  11
            2.2.4  Payments of Interest...................................  13
            2.2.5  Payment on Maturity Date...............................  13
            2.2.6  Payments after Default.................................  13
            2.2.7  Late Payment Charge....................................  13
            2.2.8  Usury Savings..........................................  14
    Section 2.3    Prepayments............................................  14
            2.3.1  Voluntary Prepayments..................................  14
            2.3.2  Mandatory Prepayments..................................  14
    Section 2.4    Intentionally Omitted..................................  14
    Section 2.5    Release of Property....................................  14
    Section 2.6    Manner of Making Payments; Cash Management.............  15
            2.6.1  Deposits into Lockbox Account..........................  15
            2.6.2  Making of Payments.....................................  15
            2.6.3  Payments Received in the Lockbox Account...............  15
            2.6.4  No Deductions, etc.....................................  15

III.CONDITIONS PRECEDENT..................................................  16
    Section 3.1    Conditions Precedent to Closing........................  16
            3.1.1  Representations and Warranties; Compliance with
                   Conditions.............................................  16
            3.1.2  Loan Agreement and Note................................  16
            3.1.3  Delivery of Loan Documents; Title Insurance; Reports;
                   Leases.................................................  16
            3.1.4  Related Documents......................................  17
            3.1.5  Delivery of Organizational Documents...................  17
            3.1.6  Opinions of Borrower's Counsel.........................  17
            3.1.7  Budgets................................................  18
            3.1.8  Basic Carrying Costs...................................  18
            3.1.9  Intentionally Omitted..................................  18
            3.1.10 Payments...............................................  18
            3.1.11 Intentionally Omitted..................................  18
            3.1.12 Tenant Estoppels.......................................  18
            3.1.13 Transaction Costs......................................  18
            3.1.14 Material Adverse Change................................  18
            3.1.15 Leases and Rent Roll...................................  19
            3.1.16 Subordination and Attornment...........................  19
            3.1.17 Tax Lot................................................  19
            3.1.18 Physical Conditions Reports............................  19
            3.1.19 Management Agreement...................................  19
            3.1.20 Appraisal..............................................  19
            3.1.21 Financial Statements...................................  19
            3.1.22 Further Documents......................................  19

                                                                           Page
                                                                           ----

IV. REPRESENTATIONS AND WARRANTIES........................................  19
    Section 4.1    Borrower Representations...............................  19
            4.1.1  Organization...........................................  20
            4.1.2  Proceedings............................................  20
            4.1.3  No Conflicts...........................................  20
            4.1.4  Litigation.............................................  20
            4.1.5  Agreements.............................................  20
            4.1.6  Title..................................................  21
            4.1.7  No Bankruptcy Filing...................................  21
            4.1.8  Full and Accurate Disclosure...........................  21
            4.1.9  No Plan Assets.........................................  22
            4.1.10 Compliance.............................................  22
            4.1.11 Financial Information..................................  22
            4.1.12 Condemnation...........................................  22
            4.1.13 Federal Reserve Regulations............................  22
            4.1.14 Utilities and Public Access............................  23
            4.1.15 Not a Foreign Person...................................  23
            4.1.16 Separate Lots..........................................  23
            4.1.17 Assessments............................................  23
            4.1.18 Enforceability.........................................  23
            4.1.19 No Prior Assignment....................................  23
            4.1.20 Insurance..............................................  23
            4.1.21 Use of Property........................................  24
            4.1.22 Licenses...............................................  24
            4.1.23 Flood Zone.............................................  24
            4.1.24 Physical Condition.....................................  24
            4.1.25 Boundaries.............................................  24
            4.1.26 Leases.................................................  24
            4.1.27 Intentionally Omitted..................................  25
            4.1.28 Loan to Value..........................................  25
            4.1.29 Filing and Recording Taxes.............................  25
            4.1.30 Single Purpose Entity/Separateness.....................  25
            4.1.31 Management Agreement...................................  28
            4.1.32 Ground Lease...........................................  28
            4.1.33 Illegal Activity.......................................  30
            4.1.34 No Change in Facts or Circumstances; Disclosure........  30

    Section 4.2    Survival of Representations............................  30

V.  BORROWER COVENANTS....................................................  30
    Section 5.1    Affirmative Covenants..................................  30
    Section 5.2    Negative Covenants.....................................  37

VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS...................  40
    Section 6.1    Insurance..............................................  40
    Section 6.2    Casualty...............................................  43
    Section 6.3    Condemnation...........................................  43
    Section 6.4    Restoration............................................  44

VII.RESERVE FUNDS.........................................................  48
    Section 7.1    Intentionally Omitted..................................  48
    Section 7.2    Tax Escrow Fund........................................  48
    Section 7.3    Intentionally Deleted..................................  49
    Section 7.4    Termination Account....................................  49
    Section 7.5    Reserve Funds, Generally...............................  49

VIII. DEFAULTS............................................................  49
    Section 8.1    Event of Default.......................................  49
    Section 8.2    Remedies...............................................  51
    Section 8.3    Remedies Cumulative; Waivers...........................  52

IX. SPECIAL PROVISIONS....................................................  53
    Section 9.1    Sale of Notes and Securitization.......................  53
    Section 9.2    Securitization Indemnification.........................  56
    Section 9.3    Intentionally Omitted..................................  56
    Section 9.4    Exculpation............................................  56
    Section 9.5    Termination of Manager.................................  58
    Section 9.6    Servicer...............................................  58

                                                                           Page
                                                                           ----

X.  MISCELLANEOUS.........................................................  58
    Section 10.1   Survival...............................................  58
    Section 10.2   Lender's Discretion....................................  59
    Section 10.3   Governing Law..........................................  59
    Section 10.4   Modification, Waiver in Writing........................  60
    Section 10.5   Delay Not a Waiver.....................................  60
    Section 10.6   Notices................................................  60
    Section 10.7   Trial by Jury..........................................  61
    Section 10.8   Headings...............................................  62
    Section 10.9   Severability...........................................  62
    Section 10.10  Preferences............................................  62
    Section 10.11  Waiver of Notice.......................................  62
    Section 10.12  Remedies of Borrower...................................  63
    Section 10.13  Expenses; Indemnity....................................  63
    Section 10.14  Schedules Incorporated.................................  64
    Section 10.15  Offsets, Counterclaims and Defenses....................  64
    Section 10.16  No Joint Venture or Partnership; No Third Party
                   Beneficiaries..........................................  64
    Section 10.17  Publicity..............................................  65
    Section 10.18  Waiver of Marshalling of Assets;.......................  65
    Section 10.19  Waiver of Counterclaim.................................  65
    Section 10.20  Conflict; Construction of Documents; Reliance..........  65
    Section 10.21  Brokers and Financial Advisors.........................  66
    Section 10.22  Prior Agreements.......................................  66


                                    SCHEDULES
                                    ---------

Schedule I         -    Rent Roll

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of October 1, 1998 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between LEHMAN BROTHERS HOLDINGS INC., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., having an address at Three World Financial Center, New York, New York 10285 ("Lender") and 77 WEST WACKER LIMITED PARTNERSHIP, an Illinois limited partnership, having an address at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 ("Borrower").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1 DEFINITIONS.

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "ACQUIRED PROPERTY" shall have the meaning set forth in Section 9.1(e)(i) hereof.

     "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in Section 9.1(e)(i) hereof.

     "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or executive officer of such Person or of an Affiliate of such Person.

     "AGENT" shall mean LaSalle National Bank, N.A. or any successor thereto acting as Agent under the Cash Management Agreement.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

     "APPLICABLE INTEREST RATE" shall mean six and three-eighths percent (6.375%) for the initial Interest Period, and thereafter shall mean a fluctuating rate per annum equal to LIBOR plus one hundred (100) basis points, as such rate may change on each Determination Date for the next succeeding Interest Period (or the Substitute Rate, if applicable).

     "ASSIGNMENT OF LEASES" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Lender, Borrower and Manager, as the same may amended, restated, replaced, supplemented or otherwise modified from time to time.

     "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

     "BASIC CARRYING COSTS" shall mean, the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

     "BORROWER" shall mean 77 West Wacker Limited Partnership, an Illinois limited partnership, together with its successors and assigns.

     "BREAKAGE COSTS" shall have the meaning set forth in 2.2.3(d) hereof.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP.

     "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement by and among Borrower, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

     "CASUALTY" shall have the meaning specified in Section 6.2 hereof.

     "CASUALTY   CONSULTANT"  shall  have  the  meaning  set  forth  in  Section
6.4(b)(iii) hereof.

     "CASUALTY RETAINAGE" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "CLOSING DATE" shall mean the date of the funding of the Loan.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

     "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

     "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

     "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Applicable Interest Rate.

     "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date that is (2) London Business Days prior to the beginning of such Interest Period.

     "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EVENT OF DEFAULT" shall have the meaning set forth in Section 8.1(a) hereof.

     "EVEREN LEASE" shall mean that certain Lease between Borrower and Everen Securities, Inc., formerly Kemper Securities Group, Inc. for approximately 241,225 square feet of office space at the Property.

     "EXCHANGE ACT FILING" shall have the meaning set forth in Section 9.1(e)(vi) hereof.

     "EXCULPATED PARTIES" shall have the meaning set forth in Section 9.4.

     "EXTRAORDINARY EXPENSE" shall have the meaning set forth in Section 5.1.11(e) hereof.

     "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial statement.

     "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "GROSS INCOME FROM OPERATIONS" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds or other reimbursements required to be made to tenants and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgage or the creation of any intervening estate or interest in the Property or any part thereof.

     "GROUND LEASE" shall mean that certain Lease executed by American National Bank and Trust Company, as Trustee Under Trust Agreement Dated November 26, 1985 and known as Trust Number 66121, as Lessor, and Borrower, as Lessee, dated March 7, 1991, which Lease was recorded on March 18, 1991 as Document 91119739.

     "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

     "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

     "INDEPENDENT  DIRECTOR"  shall  have  the  meaning  set  forth  in  Section
4.1.30(p).

     "INSOLVENCY OPINION" shall mean that certain opinion letter dated the date hereof delivered by Winston & Strawn in connection with the Loan.

     "INSURANCE PREMIUMS" shall have the meaning set forth in Section 6.1(b) hereof.

     "INSURANCE PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

     "INTEREST PERIOD" shall mean (a) the period commencing on the date hereof and ending on October 31, 1998 for the first period hereunder, and (b) for each period thereafter, the period commencing on the first (1st) day of each calendar month during the term of the Loan and ending on the last day of such calendar month.

     "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "LEGAL REQUIREMENTS" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "LENDER" shall mean Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., together with its successors and assigns.

     "LENDER'S NOTICE" shall have the meaning set forth in Section 2.2.3(b) hereof.

     "LIABILITIES" shall have the meaning set forth in Section 9.2(a) hereof.

     "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined by Lender or its agent.

     "LICENSES" shall have the meaning set forth in Section 4.1.22 hereof.

     "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

     "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Subordination of Management Agreement, the Cash Management Agreement and all other documents executed and/or delivered in connection with the Loan.

     "LOCKBOX ACCOUNT" shall mean the account, if any, specified in the Cash Management Agreement for deposit of Rents and other receipts from the Property.

     "LONDON BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

     "MANAGEMENT AGREEMENT" shall mean the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property.

     "MANAGER" shall mean Prime Group Realty, L.P., or any permitted successor managers of the Property.

     "MATURITY DATE" shall mean October 1, 1999, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "MORTGAGE" shall mean that certain first priority Mortgage and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "NET CASH FLOW" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "NET CASH FLOW AFTER DEBT SERVICE" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

     "NET OPERATING INCOME" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "NET PROCEEDS" shall have the meaning set forth in Section 6.4(b) hereof.

     "NOTE" shall mean that certain note of even date herewith in the principal amount of One Hundred Seventy Million and No/100 Dollars ($170,000,000), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "OFFERING DOCUMENT" shall have the meaning set forth in Section 9.1(e)(iv) hereof.

     "OFFERING DOCUMENT DATE" shall have the meaning set forth in Section 9.1(e)(iv) hereof.

     "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized executive officer of the general partner of Borrower.

     "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment lease payments or other lease payments, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

     "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

     "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

     "PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and
(d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of the Property or Borrower's ability to repay the Loan.

     "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

     "PHYSICAL CONDITIONS REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its reasonable discretion.

     "POLICIES" shall have the meaning specified in Section 6.1(b) hereof.

     "PRIME ENTITIES" shall have the meaning set forth in Section 4.1.30(p)(iii) hereof.

     "PROPERTY" shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the "Property".

     "PROVIDED INFORMATION" shall have the meaning set forth in Section 9.1(a) hereof.

     "RATING AGENCIES" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "RENTS" shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance.

     "RESERVE FUNDS" shall mean the Tax Escrow Fund and any other escrow fund established by the Loan Documents.

     "RESTORATION" shall have the meaning set forth in Section 6.2 hereof.

     "SECURITIES" shall have the meaning set forth in Section 9.1 hereof.

     "SECURITIZATION" shall have the meaning set forth in Section 9.1 hereof.

     "SERVICER" shall have the meaning set forth in Section 9.6 hereof.

     "SERVICING  AGREEMENT"  shall have the  meaning  set forth in  Section  9.6 hereof.

     "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in Section 8.2(c) hereof.

     "SPC PARTY" shall have the meaning set forth in Section 4.1.30(o) hereof.

     "STATE" shall mean the State or Commonwealth in which the Property or any part thereof is located.

     "SUBSTITUTE RATE" shall have the meaning set forth in Section 2.2.3(b) hereof.

     "SURVEY" shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

     "TAX ESCROW FUND" shall have the meaning set forth in Section 7.2 hereof.

     "TAXES"   shall  mean  all  real  estate  and  personal   property   taxes,
assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

     "TERMINATION  ACCOUNT"  shall have the  meaning  set forth in  Section  7.4 hereof.

     "TITLE INSURANCE POLICY" shall mean an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Mortgage.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State.

     "U.S. OBLIGATIONS" shall mean direct non-callable obligations of the United States of America.

     Section 1.2 PRINCIPLES OF CONSTRUCTION.

     All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II. GENERAL TERMS

     Section 2.1 LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

     2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

     2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

     2.1.4 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Property, and (f) distribute the balance, if any, to Borrower, which may be distributed to its partners.

     Section 2.2 INTEREST; LOAN PAYMENTS; LATE PAYMENT CHARGE.

     2.2.1 INTEREST GENERALLY. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

     2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) the Applicable Interest Rate divided by three hundred sixty (360) by (c) the outstanding principal balance.

     2.2.3 DETERMINATION OF INTEREST RATE.

     (a) Subject to the terms and conditions of this Section 2.2.3 Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus one hundred (100) basis points for each Interest Period following the initial Interest Period. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any requirement of law or any change therein or in the interpretation or application thereof which is imposed or occurs after the date hereof shall make it unlawful for Lender to make or maintain the LIBOR rate as contemplated hereunder and such unlawfulness cannot be avoided by Lender through reasonable efforts, Lender shall, by notice to Borrower ("Lender's Notice"), offer to establish an interest rate at Lender's then customary spread, taking into account the size of the Loan, the Net Operating Income from the Property and the creditworthiness of Borrower, above a published index used for variable rate loans as reasonably determined by Lender (the "Substitute Rate"). By written notice to Lender within thirty (30) days of receipt of Lender's Notice, Borrower may accept such offer in which case the Applicable Interest Rate shall be a rate equal to the Substitute Rate in effect from time to time until such illegality or condition shall cease to exist, in Lender's good faith determination. If Borrower does not timely accept such offer, interest shall accrue at the Substitute Rate and Borrower shall, within ninety (90) days of Lender's Notice, pay to Lender on a Payment Date the entire outstanding principal of the Loan, the accrued and unpaid interest and all other amounts then due and payable under the Loan.

     (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR rate, and (b) the LIBOR rate determined pursuant to the terms and provisions of this Agreement for the Interest Period does not accurately reflect the cost to Lender of making or maintaining the amount of the Loan, then Lender shall by a Lender's Notice offer a Substitute Rate. By written notice to Lender within thirty (30) days of receipt of Lender's Notice, Borrower may accept such offer in which case the Libor Rate shall be a rate equal to the Substitute Rate in effect from time to time until such circumstances shall cease to exist, in Lender's good faith determination. If Borrower does not timely accept such offer, interest shall accrue at the Substitute Rate and Borrower shall, within ninety (90) days of Lender's Notice, pay to Lender on a Payment Date the entire outstanding principal of the Loan, the accrued and unpaid interest and all other amounts then due and payable under the Loan.

     (d) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest at the LIBOR rate, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan at the LIBOR rate, (ii) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR rate hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate to the Substitute Rate, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Loan at the LIBOR rate (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as "Breakage Costs"). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

     2.2.4 PAYMENTS OF INTEREST. Borrower shall pay to Lender (a) on the first Payment Date following the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to but not including such Payment Date and (b) on each Payment Date thereafter up to but not including the Maturity Date, an amount equal to interest only on the outstanding principal balance of the Loan from the prior Payment Date up to but not including such Payment Date, in each case calculated in accordance with the provisions of this Section 2.2.

     2.2.5 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

     2.2.6 PAYMENTS AFTER EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrower shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

     2.2.7 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

     2.2.8 USURY SAVINGS. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     Section 2.3 PREPAYMENTS.

     2.3.1 VOLUNTARY PREPAYMENTS. Borrower may, at its option and upon ten (10) Business Days prior written notice from Borrower to Lender, prepay in whole or in part the Debt without payment of any prepayment premium or consideration. Such payment, if not paid on a Payment Date, shall include interest that would have accrued on such prepayment through the next Payment Date and any applicable Breakage Costs.

     2.3.2 MANDATORY PREPAYMENTS. On each date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds on the next Payment Date. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

     Section 2.4 INTENTIONALLY OMITTEd.

     Section 2.5 RELEASE OF PROPERTY. Except as set forth in this Section 2.5, no repayment or prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of the Mortgage on the Property. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on the Property. Borrower shall deliver to Lender a statutory release form appropriate in the jurisdiction in which the Property is located.

     Section 2.6 MANNER OF MAKING PAYMENTS; CASH MANAGEMENT.

     2.6.1 DEPOSITS INTO LOCKBOX ACCOUNT. Borrower shall cause all Rents from the Property to be deposited into the Lockbox Account in accordance with the Cash Management Agreement. Without limitation of the foregoing, Borrower shall, and shall cause Manager to, (a) deliver irrevocable written instructions to all Tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account, and (b) deposit all amounts received by Borrower or Manager constituting Rents or other revenue of any kind from the Property into the Lockbox Account within one (1) Business Day of receipt thereof. Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and, after deposits for all reserves as set forth in the Cash Management Agreement, Borrower shall have the right to make withdrawals therefrom as provided in the Cash Management Agreement.

     2.6.2 MAKING OF PAYMENTS. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day succeeding such scheduled due date.

     2.6.3 PAYMENTS RECEIVED IN THE LOCKBOX ACCOUNT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     2.6.4 NO DEDUCTIONS, ETC. All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

     III. CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO CLOSING.

     The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

     3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

     3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

     3.1.3 DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

     (a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, Cash Management Agreement and Assignment of Management Agreement.

     (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with letter confirmation of reinsurance reasonably acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in amounts satisfactory to Lender, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

     (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey
Responsibilities  and Specifications"  (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

     (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all premiums payable in accordance with the premium payment schedule.

     (e) Environmental Reports. Lender shall have received an environmental report in respect of the Property satisfactory to Lender.

     (f) Zoning. Lender shall have received, at Lender's option, an ALTA 3.1 zoning endorsement for the Title Insurance Policy.

     (g) Intentionally Omitted.

     3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

     3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

     3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions containing customary assumptions and qualifications and otherwise in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion.

     3.1.7 BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

     3.1.8 BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (a) accrued but unpaid insurance premiums relating to the Property,
(b) currently due Taxes (including any in arrears) relating to the Property, and
(c) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan.

     3.1.9 INTENTIONALLY OMITTED.

     3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or paid from Loan proceeds.

     3.1.11 INTENTIONALLY OMITTED.

     3.1.12 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from, (a) each tenant paying base rent in an amount equal to or exceeding five percent (5%) of the Gross Income from Operations from the Property and (b) disregarding the area leased by those described in clause (a) lessees of not less than seventy-five percent (75%) of the remaining gross leasable area of the Property.

     3.1.13 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

     3.1.14 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor any of its general partners shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

     3.1.15 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

     3.1.16 SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender subordinating the following three (3) Leases affecting the Property: Jones, Day, Reavis and Pogue; Everen Securities, Inc.; and R.R. Donnelley & Sons Company.

     3.1.17 TAX LOT. Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

     3.1.18 PHYSICAL CONDITIONS REPORTS. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

     3.1.19 MANAGEMENT AGREEMENT. Lender shall have received a certified copy of
the   Management   Agreement  with  respect  to  the  Property  which  shall  be satisfactory in form and substance to Lender.

     3.1.20 APPRAISAL. Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

     3.1.21 FINANCIAL STATEMENTS. Lender shall have received a balance sheet with respect to the Property for the two most recent Fiscal Years and statements of operations with respect to the Property for the three most recent Fiscal Years.

     3.1.22 FURTHER DOCUMENTS. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

     IV. REPRESENTATIONS AND WARRANTIES

     Section 4.1 BORROWER REPRESENTATIONS.

     Borrower represents and warrants as of the date hereof and as of the Closing Date that:

     4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. To the best of Borrower's knowledge, Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

     4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower at closing will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

     4.1.4 LITIGATION. To the best of Borrower's knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or the Property, which actions, suits or proceedings, if determined against Borrower or the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property.

     4.1.5 AGREEMENTS. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower has not received written notice that it is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

     4.1.6 TITLE. As evidenced by the Title Policy delivered to Lender at Closing, Borrower will have good, marketable and insurable title to the real property and leasehold estate comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. As evidenced by the Title Policy delivered to Lender at Closing, the Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. As evidenced by the Title Policy delivered to Lender at Closing, and except for the Permitted Encumbrances (including mechanics' lien claims which have been disclosed to Lender and with respect to which the Title Company has issued an endorsement omitting or insuring over same), there will be no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

     4.1.7 NO BANKRUPTCY FILING. Neither Borrower nor any of its constituent general or limited partners are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such general or limited partners.

     4.1.8 FULL AND ACCURATE DISCLOSURE. To the best of Borrower's knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower.

     4.1.9 NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

     4.1.10 COMPLIANCE. To the best of Borrower's knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower has not received any notice of default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower's knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents, nor has Borrower received written notice of any such act or omission by any other Person in occupancy of or involved with the operation or use of the Property.

     4.1.11 FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of operations, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports in all material respects, and (iii) with respect to the audited financial statements, to the extent prepared or audited by an independent certified public accounting firm, to the best of Borrower's knowledge have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as an office building, except as referred to or reflected in said financial statements. To the best of Borrower's knowledge, since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

     4.1.12 CONDEMNATION. Borrower has received no written notice that any condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

     4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.14  UTILITIES AND PUBLIC ACCESS.  To the best of Borrower's  knowledge:
(a) the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses, (b) all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting such (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy, and (c) all roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

     4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning ofss.1445(f)(3) of the Code.

     4.1.16 SEPARATE LOTS. The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

     4.1.17 ASSESSMENTS. Borrower has received no notice of any pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor has Borrower received notice of any contemplated improvements to the Property that may result in such special or other assessments.

     4.1.18 ENFORCEABILITY. To the best of Borrower's knowledge, the Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     4.1.19 NO PRIOR ASSIGNMENT. As of the Closing Date there will be no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

     4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender certified copies of all insurance policies currently in effect and covering the Property reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any such policy, and, to the best of Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     4.1.21 USE OF PROPERTY. The Property is used exclusively for office purposes and other appurtenant and related uses (including a fitness center).

     4.1.22 LICENSES. To the best of Borrower's knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as an office building complex (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property as an office building.

     4.1.23 FLOOD ZONE. To the best of Borrower's knowledge, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

     4.1.24 PHYSICAL CONDITION. To the best of Borrower's knowledge: (a) the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects;
(b) there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and (c) Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     4.1.25 BOUNDARIES. As evidenced by the Survey (a) all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and (b) no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

     4.1.26 LEASES. The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to the best of Borrower's knowledge, there are no defaults thereunder by either party except as disclosed to Lender. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant, except as set forth on Schedule I. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein. Except as set forth on Schedule I, Borrower has not consented to any assignment by any tenant of its Lease or any sublease of all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements except as set forth in the Lease. To the best of Borrower's knowledge, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises in violation of applicable environmental laws nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste in violation of applicable Environmental Laws.

     4.1.27 INTENTIONALLY OMITTED.

     4.1.28 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Property.

     4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

     4.1.30 SINGLE PURPOSE ENTITY/SEPARATENESS. Borrower represents, warrants and covenants as follows:

     (a) The purpose for which Borrower is organized is and shall be limited solely to (i) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Property and transacting any and all lawful business for which Borrower may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

     (b) Borrower does not own and will not own any asset or property other than
(i) the Property, and (ii) incidental personal property necessary for and used or to be used in connection with the ownership or operation of the Property.

     (c) Borrower will not engage in any business other than the ownership, management and operation of the Property.

     (d) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any constituent party, owner or guarantor (collectively, the "Related Parties"), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with Borrower or such Related Parties.

     (e) Borrower has not incurred and will not incur any Indebtedness other than (i) the Loan, (ii) Indebtedness incurred in the financing of equipment and other personal property used on the Property, trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note and is not in excess of sixty (60) days past due and does not exceed in the aggregate the amount of Three Million and No/100 Dollars ($3,000,000). No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property (provided that the fee owner of the portion of the Property demised by the Ground Lease may encumber its interests therein).

     (f) Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party.

     (g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

     (h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any SPC to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such SPC without the prior written consent of Lender.

     (i) Borrower will maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and will not have its assets listed on the financial statements of any other Person except the consolidated financial statements of the REIT, which statements shall contain footnotes or other information to the effect that the assets are owned by the Single Purpose Entity and are not available to pay creditors of the REIT. Borrower shall maintain its books, records, resolutions and agreements as official records.

     (j) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), shall correct any known misunderstanding regarding its status as a separate entity, and shall conduct business in its own name and from its own office, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; provided that business correspondence and other communications of Borrower may also be made by its managing partner from its office when the managing partner is acting on behalf of Borrower.

     (k) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

     (l) Neither Borrower nor any SPC will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of material assets of Borrower.

     (m) Borrower will not commingle its assets with those of any other Person and will hold all of its assets in its own name;

     (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

     (o) If Borrower is a limited partnership or a limited liability company, at least one general partner or member, or if Borrower is a general partnership at least two general partners (an "SPC Party") shall be a corporation whose sole asset is its interest in Borrower and such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 4.1.30 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new member whose articles of incorporation are substantially similar to those of the SPC Party and deliver a new Insolvency Opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

     (p) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of Borrower (if a corporation) or of each SPC Party reasonably satisfactory to Lender who is not at the time of initial appointment or while serving as Independent Director and has not been, at any time during the preceding five (5) years, a stockholder, director (other than an Independent Director), officer, employee, partner, attorney or counsel of (i) the Prime Group, Inc., an Illinois corporation, or any of its Affiliates; (ii) the Operating Partnership or any of its Affiliates (except as an independent director on the board of directors of Finance and certain other corporations, each a single purpose entity); (iii) Finance, the Partnership or any of their Affiliates (except as an independent director on the board of directors of Finance and certain other corporations, each a single purpose entity (collectively, the "Prime Entities"); (iv) a customer, supplier or other Person who derives more than 10% of its purchases or revenues from its activities with any of the Prime Entities, Borrower or such SPC Party or any Affiliate of either of them; (v) a Person controlling, controlled by, or under common control with any such stockholder, partner, customer, supplier or other Person; or (vi) a member of the immediate family of any Person described in clauses (i), (ii) or (iii). (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.)

     (q) Borrower shall not cause or permit the board of directors of an SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of any SPC Party unless at the time of such action there shall be at least one member who is an Independent Director.

     (r) Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

     (s) Borrower shall not pledge its assets for the benefit of any other Person other than with respect to the Loan except as permitted in Section 4.1.30(e).

     (t) Borrower shall maintain a sufficient number of employees in light of its contemplated business operations and pay the salaries of its own employees from its own funds.

     (u) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects.

     4.1.31 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect and, to the best of Borrower's knowledge there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

     4.1.32 GROUND LEASE. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

     (a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage or the ground lessor has approved and consented to the encumbrance of the Property by the Mortgage. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded. The Ground Lease may not be canceled, terminated, surrendered or amended by Borrower without the prior written consent of Lender.

     (b) No Liens. Except for the Permitted Encumbrances, Borrower's interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the ground lessor's related fee interest and the existing mortgage on the ground lessor's fee interest.

     (c) Ground Lease Assignable. Borrower's interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date). The Ground Lease contains no restrictions on assignment by Lender, its successors and assigns.

     (d) Default. As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and, to the best of Borrower's knowledge, there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.

     (e) Notice. The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender. The Ground Lease, or estoppel letters received by Lender from the ground lessor, further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

     (f) Cure. Lender is permitted the opportunity to cure any default under the Ground Lease, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate the Ground Lease in accordance with Article XI of the Ground Lease.

     (g) Term. The Ground Lease has a term which extends not less than ten (10) years beyond the Maturity Date.

     (h) New Lease. The Ground Lease (together with an estoppel received from the ground lessor) provides, in accordance with Article XI thereof, that the ground lessor shall enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

     (i) Insurance Proceeds. Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds payable to Borrower in accordance with Article XI thereof as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

     (j) Subleasing. Subject to the provisions of Articles XXI and XXXI of the Ground Lease, Borrower may enter into subleases from time to time for all or any portion of the property demised thereby.

     4.1.33 ILLEGAL ACTIVITY. To the best of Borrower's knowledge no portion of the Property has been or will be purchased with proceeds of any illegal activity.

     4.1.34 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. To the best of Borrower's knowledge, all information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

     Section 4.2 SURVIVAL OF REPRESENTATIONS.

     Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

     V. BORROWER COVENANTS

     Section 5.1 AFFIRMATIVE COVENANTS.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

     5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTs; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

     5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Liens or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;
(iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Liens, or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and
(vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

     5.1.4 ACCESS TO PROPERTY. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

     5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge.

     5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other
Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7 PERFORM LOAN DOCUMENTS. Subject to the limitations on liability set forth in Section 9.4 hereof, Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

     5.1.8 INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting the Property or any part thereof) out of such Insurance Proceeds.

     5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

     (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

     (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     5.1.10 MORTGAGE TAXES. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage.

     5.1.11 FINANCIAL REPORTING.

     (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (b) Borrower will furnish to Lender annually within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Five" accounting firm or other independent certified public accountant acceptable to Lender (Ernst & Young is hereby approved) in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Property for such Fiscal Year and containing statements of operations for Borrower and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower or the general partner of or the general partner of the general partner of Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property being reported upon and has been prepared in accordance with GAAP and (iii) an unqualified opinion on Borrower's annual financial statements of a "Big Five" (Ernst & Young is hereby approved) accounting firm or other independent certified public accountant reasonably acceptable to Lender. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

     (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each quarter the following items, accompanied by a certificate of the chief financial officer of Borrower or the general partner or the general partner of the general partner of Borrower, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a rent roll for the subject quarter accompanied by an Officer's Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each quarter in Borrower's standard form.

     (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.

     (e) In the event that Borrower must incur an extraordinary operating expense or capital expense not set forth in the Annual Budget (each an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense.

     (f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender so long as such information is customarily available to Borrower.

     (g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in Borrower's customary format.

     5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

     5.1.13 INTENTIONALLY DELETED.

     5.1.14 COSTS OF ENFORCEMENT. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its general partners or an assignment by Borrower or any of its general partners for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.15 ESTOPPEL STATEMENT. (a) After request by either party, the other party shall within ten (10) days furnish the requesting party with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender (or in the form required in such tenant's Lease if a form is specified in such Lease) provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

     5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

     5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

     5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions or stating in such Certificate the manner in which any representation is no longer true, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its general partner as of the date of the Securitization.

     5.1.19 NO JOINT ASSESSMENT. Except to the extent required by law, Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

     5.1.20 LEASING MATTERS. Any Leases with respect to the Property written after the date hereof, for more than 15,000 square feet and any Leases to Affiliates of Borrower shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed and which approval shall be deemed given if Lender does not respond within five (5) Business Days after receipt of such proposed Lease, provided that the notice requesting such approval shall contain a legend stating that Lender's approval shall be deemed given if Lender fails to respond within such five (5) Business Day period. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates, as reasonably determined by Borrower. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially and adversely affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to materially impair the value of the Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property provided, however, that no such termination or surrender of any Lease covering more than 15,000 square feet will be permitted without the written consent of Lender;
(iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

     5.1.21 ALTERATIONS. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (c) alterations performed in connection with the restoration of the Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed Seven Million Two Hundred Thousand and 00/100 Dollars ($7,200,000) (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and applied from time to time at the option of Lender to Pay for such alterations or to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property.

     Section 5.2 NEGATIVE COVENANTS.

     From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

     5.2.1 OPERATION OF PROPERTY. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate the Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to the Property.

     5.2.2 LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except:

     (i) Permitted Encumbrances;

     (ii) Liens created by or permitted pursuant to the Loan Documents;

     (iii) Liens for Taxes or Other Charges not yet due; and

     (iv) Liens which are contested by Borrower in accordance with the terms of the Loan Documents.

     5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the SPC Party to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC Party would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPC Party, in each case, without obtaining the prior written consent of Lender or Lender's designee.

     5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

     5.2.6 AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

     5.2.7 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     5.2.8 ASSETS. Borrower shall not purchase or own any property other than the Property.

     5.2.9 DEBT. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

     5.2.10 NO JOINT ASSESSMENT. Except as required by law, Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

     5.2.11 PRINCIPAL PLACE OF BUSINESS. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender written notice of such change.

     5.2.12 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     (b) Borrower further covenants and agrees to deliver to lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true;

          (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3 101(b)(2);

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3 101(f)(2); or

          (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3 101(c) or (e).

     5.2.13 TRANSFERS. Except as set forth in the Mortgage, without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest, direct or indirect, in Borrower or the SPC Party shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign the Property, any part thereof or any interest therein (including any ownership interest in Borrower or the SPC Party), (b) further encumber, alienate, grant a Lien or grant any other interest in the Property or any part thereof (including any ownership interest in Borrower and the SPC Party), whether voluntarily or involuntarily or (c) enter into any easement or other agreement granting rights in or restricting the use or development of the Property.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     Section 6.1 INSURANCE.

     (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

          (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses
(y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

               (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Two Hundred Twenty Million and No/100 Dollars ($220,000,000) or, if any of the Improvements contain elevators, Two Hundred Twenty Million and No/100 Dollars ($220,000,000);
(B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and any new limits shall not exceed limits for similar properties in similar location; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

               (iii) business income  insurance (A) with loss payable to Lender;
(B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

               (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

               (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least Five Hundred Thousand and No/100 Dollars ($500,000) per accident and per disease per employee, and Five Hundred Thousand and No/100 Dollars ($500,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

               (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

               (vii) umbrella liability insurance in an amount not less than Two Hundred Twenty Million and No/100 Dollars ($220,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

               (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and

               (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

     (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and shall be subject to approval of lender as to deductibles. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group or, if the insurance companies do not have claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group, a reinsurance endorsement shall be provided by an insurance company satisfying such requirement. The Policies described in
Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

     (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a).

     (d) All Policies of insurance provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies of insurance provided for in Section 6.1(a)(v) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

          (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

     Section 6.2 CASUALTY. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and, provided that the Net Proceeds are made available for restoration, shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 6.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. If Lender should elect to apply the insurance proceeds it receives to the payment of the Debt without first making such insurance proceeds available for the full restoration of the Property, then notwithstanding anything to the contrary contained herein, Borrower shall be excused from any obligation to restore the Property following an insured casualty and such failure to restore shall not constitute a default or an Event of Default.

     Section 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall, provided the Net Proceeds are made available for Restoration, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section
6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

     Section 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of the Property:

     (a) If the Net Proceeds shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) and the costs of completing the Restoration shall be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

     (b) If the Net Proceeds are equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

          (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

               (A) no Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no material portion of the Improvements is located on such land;

                    (C) Leases  demising in the  aggregate a  percentage  amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration. The term "Rentable Space Percentage" shall mean a percentage amount equal to seventy-five percent (75%);

                    (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                    (E) Lender shall be satisfied  that any operating  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                    (F) Lender shall be satisfied that the  Restoration  will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of any Major Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                    (G) the Property and the use thereof  after the  Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                    (H) the Restoration  shall be done and completed by Borrower in a diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

                    (I) such fire or other  casualty or taking,  as  applicable, does not result in the loss of access to the Property or the related Improvements; and

                    (J) the Casualty  Consultant  shall have determined that the
               Net Proceeds are sufficient to fully pay for the Restoration.

          (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this
     Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

          (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) (with release of retainage for subcontract where work is completed) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

          (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, no further disbursements shall be made until such time as such deficiency shall no longer exist.

          (vii) The excess, if any, of the Net Proceeds deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

     (d) In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     VII. RESERVE FUNDS

     Section 7.1 INTENTIONALLY OMITTED.

     Section 7.2 TAX ESCROW FUND.

     On each Payment Date, Borrower shall deposit with Agent in accordance with the Cash Management Agreement (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective due dates (said amounts in (a) hereinafter called the "Tax Escrow Fund"). Lender will apply the Tax Escrow Fund to payments of Taxes required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Escrow Fund shall exceed the amounts due for Taxes pursuant to
Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Escrow Fund. Any amount remaining in the Tax Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the Owner of the Property. If at any time Lender reasonably determines that the Tax Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

     Section 7.3 INTENTIONALLY DELETED.

     Section 7.4 TERMINATION ACCOUNT.

     In the event that any termination payments are paid pursuant to Section 35 of the Everen Lease, all such amounts shall be delivered to Lender and deposited into a segregated account with Agent (the "Termination Account"). All amounts deposited into the Termination Account shall be invested in accordance with
Section 35 of the Lease and shall constitute additional security for payment of the Debt; provided, however, that if an Event of Default shall occur, Lender shall not apply such amounts to the payment of the Debt until the occurrence of the Early Termination Date (as defined in the Everen Lease).

     Section 7.5 RESERVE FUNDS, GENERALLY.

     7.5.1 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

     7.5.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

     7.5.3 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     7.5.4 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds.

     VIII. DEFAULTS

     Section 8.1 EVENT OF DEFAULT.

     (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) if any portion of the Debt is not paid when due;

          (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable unless sufficient escrows are deposited for the payment thereof in accordance with the provisions of Article VII and the Cash Management Agreement;

          (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days after request;

          (iv) if Borrower transfers or encumbers any portion of the Property without Lender's prior written consent or otherwise violates the provisions of
Article 6 of the Mortgage;

          (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower shall make an assignment for the benefit of creditors;

          (vii) if a receiver, liquidator or trustee shall be appointed for Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xi) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (x) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such

30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

          (xii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

     (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 8.2 REMEDIES.

     (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

     (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. After the occurrence of an Event of Default, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof;
provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof,
(i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     Section 8.3 REMEDIES CUMULATIVE; WAIVERS.

     The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

     IX. SPECIAL PROVISIONS

     Section 9.1 SALE OF NOTES AND SECURITIZATION.

     At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgage, including, without limitation, to:

     (a) (i) provide such financial and other information with respect to the Property, Borrower and the Manager which is customarily maintained by Borrower,
(ii) provide budgets relating to the Property which is customarily maintained by Borrower and (iii) at Lender's expense, to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

     (b) at Lender's expense, cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

     (c) update such representations and warranties made in the Loan Documents as of the closing date of the Securitization with respect to the Property, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies; and

     (d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan or materially increase any liability, indemnity or other obligation.

     (e) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request such financial statements if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equals or exceeds 20% of the aggregate principal amount of all mortgage loans included in the Securitization), and summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount:

          (i) As of the Closing Date, a balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of
     Section 210.3-01 of Regulation S-X of the Securities Act of 1933, as amended, and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Property meeting the requirements of
     Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that if the Property would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by Borrower from an unaffiliated third party (an "Acquired Property"), as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this paragraph, Borrower shall instead provide the financial statements acquired by such Section 210.3-05 of Regulation S-X ("Acquired Property Statements").

          (ii) Not later than thirty-eight (38) days after the end of each fiscal quarter following the Closing Date, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired
     Property  Statements  were permitted to be provided  hereunder  pursuant to
     Section 9.1(e)(i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide "summarized financial information," as defined in
     Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

          (iii) Not later than eighty-three (83) days after the end of each fiscal year following the Closing Date, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of
     Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

          (iv) Within ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an "Offering Document Date") of each prospectus, private placement memorandum, offering circular or other offering document for such Securitization (each an "Offering Document"), Borrower shall have provided Lender with all financial statements as described in Section 9.1(e)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

          (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

          (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Offering Document or any filing under or pursuant to the Securities Exchange Act in connection with or relating to a Securitization (hereinafter an "Exchange Act Filing") or as shall otherwise be reasonably requested by Lender to meet disclosure, rating agency or marketing requirements.

          (vii) All financial statements provided by Borrower hereunder shall be prepared in accordance with generally accepted accounting principles, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a fiscal year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any offering document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any offering document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided, provided however that Lender timely provides to such accountants such information as is required by such accountants to render such consent. All other quarterly financial statements which are not certified by Ernst & Young shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements to such person's knowledge meet the requirements set forth in the first sentence of this paragraph.

Borrower shall not be obligated to pay any third party costs or expenses in connection with a Securitization other than (i) costs relating to the indemnification obligations set forth herein and (ii) costs relating to items already required to be provided by Borrower under this Agreement.

     Section 9.2 SECURITIZATION INDEMNIFICATION.

     (a) In connection with a Securitization, Borrower agrees (i) to indemnify Lender and its Affiliates for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender or its Affiliates may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Provided Information or arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information necessary in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) to reimburse Lender and its Affiliates for any legal or other expenses reasonably incurred by Lender or its Affiliates in connection with defending or investigating the Liabilities.

     (b) The  liabilities and obligations of both Borrower and Lender under this
Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

     Section 9.3 INTENTIONALLY OMITTED.

     Section 9.4 EXCULPATION.

     Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, its partners, officers, directors, employees or agents (the "Exculpated Parties"), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this

Agreement, the Mortgage or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgage; (c) impair the right of Lender to obtain the appointment of a receiver; (d) impair the enforcement of the Assignment of Leases; (e) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property (y) as set forth in the Loan Documents or (z) as are available under applicable law; or (f) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

     (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan which has a material adverse effect of the Borrower;

     (ii) the gross negligence or willful misconduct of Borrower;

     (iii)the breach of any covenant or indemnification provision in the Environmental Indemnity or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

     (iv) the removal or disposal by Borrower or its affiliates of any portion of the Property after an Event of Default;

     (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default;

     (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property;

     (vii)any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

   (viii) Borrower's  indemnifications  of Lender  set forth in  Section  9.2 hereof.

     Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary Lien encumbering the Property; or (ii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or hereunder.

     Section 9.5 TERMINATION OF MANAGER.

     If (a) the Manager shall default after applicable notice and cure periods have expired under the Management Agreement, (b) the amounts evidenced by the Note have been accelerated pursuant to Section 8.1(b) hereof, (c) at the Maturity Date, the Debt is not repaid in full, or (d) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager approved by Lender on terms and conditions reasonably satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

     Section 9.6 SERVICER.

     At the option of Lender, the Loan may be serviced at no cost to Borrower by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer.

     X. MISCELLANEOUS

     Section 10.1 SURVIVAL.

     This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     Section 10.2 LENDER'S DISCRETION.

     Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     Section 10.3 GOVERNING LAW.

     (A) THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

     (C) NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 10.3, ANY ACTION TO ENFORCE OR FORECLOSE THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN THE STATE IN WHICH THE PROPERTY IS LOCATED.

     Section 10.4 MODIFICATION, WAIVER IN WRITING.

     No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.5 DELAY NOT A WAIVER.

     Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 10.6 NOTICES.

     All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:              Lehman Brothers Holdings Inc.,
                                    Three World Financial Center, 12th Floor
                                    Commercial Mortgage Surveillance Group
                                    New York, New York  10285
                                    Attention:  Scott Weiner

         with a copy to:            Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038
                                    Attention:  John M. Zizzo, Esq.

         If to Borrower:            77 West Wacker Limited Partnership
                                    77 West Wacker Drive
                                    Suite 3900
                                    Chicago, Illinois 60601
                                    Attention: Louis Conforti

         with a copy to:            77 West Wacker Limited Partnership
                                    77 West Wacker Drive
                                    Suite 3900
                                    Chicago, Illinois 60601
                                    Attention: James Hoffman, Esq.

         and with a copy to:        Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, Illinois 60601-9703
                                    Attention: Wayne Boberg, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first delivery on a Business Day.

     Section 10.7 TRIAL BY JURY.

     BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

     Section 10.8 HEADINGS.

     The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.9 SEVERABILITY.

     Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.10 PREFERENCES.

     Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 10.11 WAIVER OF NOTICE.

     Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 10.12 REMEDIES OF BORROWER.

     In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 10.13 EXPENSES; INDEMNITY.

     (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     Section 10.14 SCHEDULES INCORPORATED.

     The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES.

     Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section   10.16  NO  JOINT   VENTURE  OR   PARTNERSHIP;   NO  THIRD   PARTY
BENEFICIARIES.

     (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17 PUBLICITY.

     All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Lehman Brothers Holdings Inc., or any of their Affiliates shall be subject to the prior review and approval of Lender, such approval not to be unreasonably withheld.

     Section 10.18 WAIVER OF MARSHALLING OF ASSETS.

     To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

     Section 10.19 WAIVER OF COUNTERCLAIM.

     Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

     In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     Section 10.21 BROKERS AND FINANCIAL ADVISORs.

     Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

     Section 10.22 PRIOR AGREEMENTS.

     This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

                         [NO FURTHER TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                             77 WEST WACKER LIMITED PARTNERSHIP,
                             an Illinois limited partnership

                             By: PRIME GROUP REALTY, L.P.
                                  a Delaware limited partnership,
                                  its Managing Partner

                                  By: PRIME GROUP REALTY TRUST,
                                       a Maryland real estate investment trust,
                                       its Managing General Partner

                                       By:   /s/ Louis G. Conforti
                                           ------------------------------------
                                           Name: Louis G. Conforti
                                           Title:Senior Vice President

                             Lehman  Brothers  Holdings Inc.,   doing  business
                             as Lehman Capital, a division of Lehman Brothers Holding Inc.

                             By:   /s/ Larry Kravetz
                                 ----------------------------------------------
                                 Name: Larry Kravetz
                                 Title:

                                   SCHEDULE I
                                   ----------

                                    RENT ROLL



                               [Exhibit Omitted]